Exhibit 99.6

$s in thousands	Recovery Bonus Plan

Recovery Rates	6.9%	7.9%	8.9%	9.9%	10.9%	11.9%	12.9%	13.9%	14.9%	15.9%	16.9%	17.9%	18.9%	19.9%

	Target Award Opportunity (as a percentage of annual base salary)
	10.0%	23.3%	36.7%	50.0%	60.0%	70.0%	80.0%	90.0%	100.0%	120.0%	140.0%	160.0%	180.0%	200.0%

Randall D. McMurray	$14.1	$32.9	$51.7	$70.5	$84.6	$98.7	$112.8	$126.9	$141.0	$169.2	$197.4	$225.6	$253.8	$282.0

Jill Cirivello	11.8	27.5	43.3	59.0	70.8	82.6	94.4	106.2	118.0	141.6	165.2	188.8	212.4	236.0

Roger Peterson	9.0	21.0	33.0	45.0	54.0	63.0	72.0	81.0	90.0	108.0	126.0	144.0	162.0	180.0

Total Cost	$34.9	$81.4	$128.0	$174.5	$209.4	$244.3	$279.2	$314.1	$349.0	$418.8	$488.6	$558.4	$628.2	$698.0